EXHIBIT 99.2


CNS RESPONSE, INC.

UNAUDITED FINANCIAL STATEMENTS
THREE-MONTH PERIODS ENDED DECEMBER 31, 2006 AND 2005

                                 CNS RESPONSE, INC.

                            CONDENSED BALANCE SHEETS



                                                     December 31,  September 30,
                                                         2006           2006
                                                     ------------   ------------
                                                      (unaudited)
ASSETS

Current assets:
  Cash ...........................................   $  1,378,600   $    204,900

  Accounts receivable (net of allowance for
   doubtful accounts of $18,600 as of
   December 31, 2006 and $4,800 as of
   September 30, 2006) ...........................         25,300         25,400
  Prepaid and other ..............................        261,700         67,000
                                                     ------------   ------------
    Total current assets .........................      1,665,600        297,300


Intangible assets (net of accumulated
 amortization of $558,100 as of
 December 31, 2006 and $538,200 as
 of September 30, 2006)
                                                                          19,900
Loans to related parties .........................        154,200        161,100
Deferred offering costs ..........................        112,900
Other assets .....................................         19,600         15,900
                                                     ------------   ------------

    Total assets .................................   $  1,952,300   $    494,200
                                                     ============   ============

                                                     December 31,  September 30,
                                                         2006           2006
                                                     ------------   ------------
                                                      (unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable
   (including $8,000 to
    related parties) ...........................   $    404,100    $    666,100
  Accrued liabilities ..........................        250,000         248,700
  Deferred compensation (including
   $65,900 and $58,000 to related
   parties as of December 31, 2006
   and September 30, 2006,
   respectively) ...............................         79,100          75,200
  Accrued consulting fees ......................        108,000         136,700
  Accrued interest (including
   $414,700 to related parties as of
   September 30, 2006) .........................         36,800       1,156,500
  Note payable to NuPharm Database,
    LLC ........................................        287,400         287,400
  Convertible promissory notes .................         54,900       3,116,700
                                                   ------------    ------------

    Total current liabilities ..................      1,220,300       5,687,300
                                                   ------------    ------------

  Commitments and contingencies

  Stockholders' equity (deficit):
   Preferred stock, no par value;
    Authorized, 20,000,000 shares;
    7,899,493 shares outstanding as of
    December 31, 2006 and none
    outstanding as of September 30, 2006 .......      5,958,200            --
   Common stock, no par value;
    authorized, 80,000,000 shares;  issued
    and outstanding, 9,845,132 shares as
    of December 31, 2006 and 7,034,117
    shares as of September 30, 2006 ............      1,051,700         712,800
   Additional paid-in capital ..................      2,145,100       2,117,200
   Accumulated deficit .........................     (8,423,000)     (8,023,100)
                                                   ------------    ------------

       Total stockholders' equity (deficit) ....        732,000      (5,193,100)
                                                   ------------    ------------

        Total liabilities and stockholders'
         equity (deficit) ......................   $  1,952,300    $    494,200
                                                   ============    ============

The accompanying notes are an integral part of these financial statements.

                               CNS RESPONSE, INC.

                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS


                                                    For the three months ended
                                                            December 31,
                                                   ----------------------------
                                                       2006             2005
                                                   -----------      -----------

Revenues .....................................     $    46,600      $    36,600
                                                   -----------      -----------

Operating expenses:
  Cost of revenues (including
   amortization expense of
   $19,900 in 2006 and 2005) .................          47,000           33,300
  Research and development ...................         180,100           89,000
  Sales and marketing ........................          26,000           11,000
  General and administrative .................         194,200          146,800
                                                   -----------      -----------

    Total operating expenses .................         447,300          280,100
                                                   -----------      -----------

Operating loss ...............................        (400,700)        (243,500)
                                                   -----------      -----------

Other income (expense):
  Interest expense, net ......................         (51,000)         (97,300)

  Other income ...............................          51,800             --
                                                   -----------      -----------

    Total other income
      (expense) ..............................             800          (97,300)
                                                   -----------      -----------

Loss before income taxes .....................        (399,900)        (340,800)
Income taxes .................................            --               --
Net loss .....................................     $  (399,900)     $  (340,800)
                                                   ===========      ===========

Net loss per share:
  Basic ......................................     $     (0.04)     $     (0.28)
  Diluted ....................................     $     (0.04)     $     (0.28)

Shares used in per share calculations:
  Basic ......................................       9,658,920        1,200,000
  Diluted ....................................       9,658,920        1,200,000

The accompanying notes are an integral part of these financial statements.

                               CNS RESPONSE, INC.

                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

                                                     For the three months ended
                                                             December 31,
                                                    ---------------------------
                                                        2006            2005
                                                    -----------     -----------
Cash flows from operating activities:
  Net (loss) ...................................    $  (399,900)    $  (340,800)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Amortization of intangible assets ..........         19,900          19,900
    Other ......................................         (4,400)
    Stock-based compensation ...................            900
    Changes in operating assets and
      liabilities:
      Accounts receivable ......................            100          (2,700)
      Prepaids and other current assets ........        (43,800)         (5,000)
      Accounts payable .........................       (128,200)        (60,200)
      Accrued liabilities ......................          1,300
      Deferred compensation ....................          7,900          67,500
      Accrued consulting fees ..................         11,300          62,700
      Accrued interest .........................          5,300          95,000

Net cash used in operating activities ..........       (529,500)       (163,600)
                                                    -----------     -----------

Cash flows from investing activities:
  Increase in deposits .........................         (3,000)
  Loans to employees ...........................         (2,400)
                                                    -----------

Net cash used in investing activities ..........         (5,400)              0
                                                    -----------     -----------

Cash flows from financing activities:
  Proceeds from sale of preferred stock ........      1,731,000
  Proceeds from exercise of warrants ...........         28,000
  Deferred offering costs ......................        (50,400)
                                                    -----------

Net cash provided by financing activities ......      1,708,600               0
                                                    -----------     -----------

Net increase (decrease) in cash ................      1,173,700        (163,600)
Cash, beginning of period ......................        204,900         478,400
                                                    -----------     -----------
Cash, end of period ............................    $ 1,378,600     $   314,800
                                                    ===========     ===========

The accompanying notes are an integral part of these financial statements

                               CNS RESPONSE, INC.

        UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                                           Total
                                                                                            Additional                 Stockholders'
                                        Preferred Stock              Common Stock            Paid-In     Accumulated      Equity
                                      Shares        Value         Shares        Value        Capital       Deficit       (Deficit)
                                   -----------   -----------   -----------   -----------   -----------   -----------    -----------
THREE MONTHS ENDED
  DECEMBER 31, 2006

Balance, October 1, 2006 .......          --            --       7,034,117   $   712,800   $ 2,117,200   $(8,023,100)   $(5,193,100)

Forgiveness of accrued interest
  and exercise of warrants by
  NuPharm ......................          --            --       2,800,000       147,700          --            --          147,700

Conversion of promissory notes
  and accrued interest .........     5,993,515     4,067,100          --            --            --            --        4,067,100

Proceeds from private placement,
  net of offering costs
  of $33,900 ...................     1,905,978     1,891,100          --            --            --            --        1,891,100

Issuance of stock for settlement
  of debt ......................          --            --          11,015         1,400          --            --            1,400

Stock-based compensation .......          --            --            --            --             900          --              900

Issuance of options for
  settlement of debt ...........          --            --            --            --          27,000          --           27,000

Net loss for the period ........          --            --            --            --            --        (352,500)      (352,500)
                                   -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance, December 31, 2006 .....     7,899,493   $ 5,958,200     9,845,132   $   861,900   $ 2,145,100   $(8,375,600)   $   589,600
                                   ===========   ===========   ===========   ===========   ===========   ===========    ===========

                                                                                                                           Total
                                                                                            Additional                 Stockholders'
                                        Preferred Stock              Common Stock            Paid-In     Accumulated      Equity
                                      Shares        Value         Shares        Value        Capital       Deficit       (Deficit)
                                   -----------   -----------   -----------   -----------   -----------   -----------    -----------
THREE MONTHS ENDED
  DECEMBER 31, 2005

Balance, October 1, 2005 .......          --            --       1,200,000   $    12,000   $    16,200   $(8,105,700)   $(8,077,500)

Net loss for the period ........          --            --            --            --            --        (340,800)      (340,800)
                                   -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance, December 31, 2005 .....          --     $      --       1,200,000   $    12,000   $    16,200   $(8,446,500)   $(8,418,300)
                                   ===========   ===========   ===========   ===========   ===========   ===========    ===========

                               CNS RESPONSE, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.       NATURE OF OPERATIONS AND BASIS OF PRESENTATION

         The unaudited condensed financial statements of CNS Response, Inc. ("CNS," "we," "us," "our" or the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and include all the accounts of CNS. Certain information and note disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted pursuant to such rules and regulations. The unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of our financial position as of December 31, 2006 and our operating results, cash flows, and changes in stockholders' equity for the interim periods presented. The September 30, 2006 balance sheet was derived from our audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements and the related notes should be read in conjunction with our financial statements and notes for the year ended September 30, 2006.

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and revenues and expenses in the financial statements. Examples of estimates subject to possible revision based upon the outcome of future events include, among others, recoverability of long-lived assets and goodwill, stock-based compensation, the allowance for doubtful accounts, use and other taxes. Actual results could differ from those estimates.

         The results of operations for the three months ended December 31, 2006 are not necessarily indicative of the results that may be expected for the future periods or for the year ending September 30, 2007.


2.       LOANS TO RELATED PARTIES

         In September 2006, the Company loaned certain officer and employees $175,900 under notes bearing interest at 5.26% per annum, compounded annually, and requiring payment on or after the earlier of (i) the date that is two years following the date of the note, and (ii) a demand by the Company following the date on which the Company has received an aggregate of $5,000,000 from the sale(s) of its capital stock provided the assigned value (as defined) of the stock at the time of the demand is more than $1. The repayment of the notes may be made in one of the following ways, or in combination of both:

         (a)      in cash, or

         (b) by tendering Common Stock of the Company owned by the borrower, with an aggregate Assigned Value (as defined) equal to the principal and accrued interest on the notes.

         Pursuant to the abovementioned terms, the Company demanded payment of all such notes upon the completion of the merger and private placement for $7,005,000 described in Note 9 below. The officer who owed the Company $93,900, including interest, repaid the loan by tendering 78,219 shares of the Company's Common Stock. The other employees will inform the Company within the next 5 business days whether they will either remit cash or tender shares.

3.       DEFERRED OFFERING COSTS

         Direct, incremental costs incurred in connection with the private placement for $7,005,000 described in Note 9 have been deferred and capitalized in the accompanying balance sheet as of December 31, 2006. Such costs will be recorded as a reduction of the proceeds received from such offering.

4.       CONVERTIBLE PROMISSORY NOTES

         In October 2006, the Company and the note holders of certain of the convertible promissory notes converted notes with an aggregate outstanding balance of $3,061,700 and related accrued and unpaid interest of $1,005,300 at September 30, 2006 into 5,993,515 shares of the Company's Series A Preferred Stock. In addition, the exercise price of warrants to purchase 1,062,116 shares of the Company's common stock issued to such note holders was changed to $0.59 per share. The preferred shares were converted into 5,993,515 shares of the Company's common stock upon the merger with Strativation, Inc. described in Note 9.


5.       NOTE PAYABLE TO NUPHARM DATABASE, LLC

         In connection  with the January 2000 Asset Purchase  Agreement  between the Company and  NuPharm  Database,  LLC  (NuPharm)  providing  for the purchase of a database and the assumption of certain NuPharm liabilities, the Company issued a subordinated note payable to NuPharm in the amount of $299,900 bearing interest at 8% per year and due on March 15, 2004 and a warrant to purchase 2,800,000 shares of the Company's common stock at $0.01 per share. The warrant was not exercised before expiring in 2005.

         In October 2006, the Company and NuPharm Database, LLC (NuPharm) agreed to exchange the note and the related accrued interest for a 5% note in the principal amount of $287,400, representing the outstanding principal at September 30, 2006, and warrants to purchase 2,800,000 shares of the Company's common stock at $0.01 per share. The note is due and payable on demand five years from the date of issuance, can be prepaid by the Company at any time without penalties and is convertible into shares of common stock of the Company upon the completion of a financing (as defined) at a price per share of the common stock in the financing. Such warrant was exercised in October 2006. The Company valued the warrant at $309,550 using the Black-Scholes model and recorded the excess of the value of the warrant over the forgiven accrued interest of $119,700 as a prepaid asset. The excess is being amortized as interest expense over the expected term of the new note of one year.

         Pursuant to the abovementioned terms, the note payable to NuPharm will be converted into 239,500 shares of the Company's Common Stock upon the completion of the merger and private placement for $7,005,000 described in Note 9. Upon conversion, the entire balance of the unamortized prepaid interest will be charged to interest expense.


6.       PRIVATE PLACEMENT-SERIES B PREFERRED STOCK

         In October and November, 2006, the Company sold 1,905,978 Units in a private financing resulting in net proceeds of $1,891,100, net of offering costs of $33,900. Each Unit consists of one share of Series B Preferred Stock and 5-year warrants to purchase .6 shares of the Company's common stock at $1.51 per share. Holders of the Series B Preferred Stock will be entitled to receive non-cumulative dividends at an annual rate of 4% when, as and if declared by the Board. Each share of the Series B Preferred Stock initially converts into one share of the Company's Common Stock at any time at the option of the holder. However, each share of Series B Preferred Stock will automatically convert into Common Stock at the then applicable conversion rate in the event of (i) the sale of $5,000,000 or more of Common Stock or units consisting of Common Stock and warrants in one or more related transactions; (ii) the closing of an underwritten public offering with a price equal or greater than $1.21 per share and net proceeds to the Company of not less than $5,000,000, or (iii) upon the written consent of the holders of the majority of the Series A Preferred (see below) in the case of conversion of the Series A Preferred or the Series B Preferred in the case of conversion of the Series B Preferred.

         Pursuant to the abovementioned terms, the preferred shares were converted into 1,905,978 shares of the Company's Common Stock upon the completion of the merger and private placement for $10,125,000 described in Note 9.


7.       STOCK-BASED COMPENSATION

         On August 3, 2006, the Company adopted the CNS Response, Inc. 2006 Stock Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of awards in the form of restricted shares, stock options (which may constitute incentive stock options (ISO) or nonstatutory stock options (NSO)), stock appreciation rights and stock unit grants to eligible employees, directors and consultants and is administered by the board of directors. A total of 10 million shares of stock are reserved for issuance under the 2006 Plan. As of December 31, 2006, there were 4,136,103 million options and 183,937 restricted shares outstanding under the 2006 Plan and 5,815,660 shares available for issuance of awards.

         The 2006 Plan provides that in any calendar year, no eligible employee or director shall be granted an award to purchase more than 3 million shares of stock. The option price for each share of stock subject to an option shall be (i) no less than the fair market value of a share of stock on the date the option is granted, if the option is an ISO, or
         (ii) no less than 85% of the fair market value of the stock on the date the option is granted, if the option is a NSO ; provided, however, if the option is an ISO granted to an eligible employee who is a 10% shareholder, the option price for each share of stock subject to such ISO shall be no less than 110% of the fair market value of a share of stock on the date such ISO is granted. Stock options have a maximum term of ten years from the date of grant, except for ISOs granted to an eligible employee who is a 10% shareholder, in which case the maximum term is five years from the date of grant. ISOs may be granted only to eligible employees.

         The Company has adopted SFAS No. 123R (revised 2004), "Share-Based Payment", and related interpretations. Under SFAS No. 123R, share-based compensation cost is measured at the grant date based on the calculated fair value of the award. The Company estimates the fair value of each option on the grant date using the Black-Scholes model. The following assumptions were made in estimating the fair value:

         Dividend yield                           0%

         Risk-free interest rate               5.46%

         Expected volatility                    100%

         Expected life                       5 years

         The expense is recognized over the employees' requisite service period, generally the vesting period of the award. Compensation costs charged to operations for the quarter ended December 31, 2006 amounted to $900. Total unrecognized compensation costs related to non-vested stock-based compensation as of December 31, 2006 amounted to $21,600. There were no options issued or outstanding during the quarter ended December 31, 2005.

         Option activity is as follows:

                                                                       Weighted
                                                                        Average
                                                           Number of   Exercise
                                                            Shares       Price
                                                           ---------   ---------
Activity for the year ended
 September 30, 2006
   Outstanding at beginning of year ....................        --     $    --
   Granted .............................................   4,000,403        0.13
   Exercised ...........................................        --          --
   Forfeited ...........................................        --          --
                                                           ---------   ---------
   Outstanding at end of year ..........................   4,000,403        0.13
                                                           ---------   ---------
Activity for the quarter ended
 December 31, 2006
   Granted .............................................     135,700        0.30
   Exercised ...........................................        --          --
   Forfeited ...........................................        --          --
                                                           ---------   ---------
   Outstanding at end of year ..........................   4,136,103   $    0.14
                                                           =========   =========

Weighted average fair value of options
 granted during:
   Year ended September 30, 2006 .......................               $    0.09
                                                                       =========
   Quarter ended December 31, 2006 .....................               $    0.27
                                                                       =========



         Following is a summary of the status of options outstanding at December 31, 2006:



         Exercise Price        Number of Shares         Average Contractual Life
         --------------        ----------------         ------------------------
             $0.12                  859,270                     10 years
             $0.132               3,112,545                     10 years
             $0.30                  135,700                     10 years
             $0.59                   28,588                     10 years

8. NET LOSS PER SHARE

In accordance with SFAS 128, "Computation of Earnings Per Share," basic net income (loss) per share is computed by dividing the net income (loss) to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the quarters ended December 31, 2006 and 2005, the Company has excluded all common equivalent shares from the calculation of diluted net loss per share as such securities are anti-dilutive.

Anti-dilutive common equivalent shares not included in the computation of dilutive net loss per share are as follows:

                                                    Quarter ended December 31,
                                               ---------------------------------
                                                   2006                  2005
                                               -----------           -----------
Convertible debt ...................                  --             323,086,919
Preferred stock ....................             7,899,493                  --
Warrants ...........................             4,271,414             2,496,063
Options ............................             4,136,103                  --


9. SUBSEQUENT EVENTS

On January 16, 2007, CNS, a California corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") with the CNS Merger Corporation, a California corporation ("MergerCo") and a wholly-owned subsidiary of Strativation, Inc, a Delaware corporation ("Strativation"). Pursuant to the Merger Agreement MergerCo would be merged with and into CNS, with CNS being the surviving corporation (the "Merger"). On March 7, 2007, the Merger closed, CNS became the wholly-owned subsidiary of Strativation, and Strativation changed its name to CNS Response, Inc. Pursuant to the Merger, the issued and outstanding shares of common stock of CNS were converted into an aggregate of 9,845,132 shares of Strativation's Common Stock, and the issued and outstanding shares of Series A-1, A-2 and B preferred stock of CNS were converted into 5,189,294, 804,221 and 1,905,978 shares of Strativation's Common Stock, respectively. In addition, options and warrants to purchase shares of preferred stock and common stock of CNS were converted into options and warrants to purchase 4,136,103 and 4,271,414 shares of Strativation's Common Stock. Following the Merger, the business conducted by Strativation is the business conducted by CNS before the Merger.

The Merger has been accounted as a reverse merger under generally accepted accounting principles. Therefore: (1) the consolidated financial statements of Strativation for periods prior to the date of the merger will reflect only the operations of CNS, and (2) the consolidated financial statements will present the previously issued shares of Strativation as having being issued pursuant to the Merger, and the shares of Common Stock of Strativation issued to the former shareholders of CNS pursuant to the Merger as having been outstanding since Strativation's inception. No goodwill or other intangible assets was recorded as a result of the Merger. Immediately prior to the Merger, Strativation had no material operations.

On March 7, 2007, Strativation completed the sale of 5,840,374 units at $1.20 per unit in a private placement transaction pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. Each unit consists of (i) of one
(1) share of the Common Stock of Strativation, and (ii) three-tenths (3/10) of a five (5) year warrant to purchase one (1) share of Strativation's Common Stock at $1.80 per share. Proceeds from the placement, net of estimated offering costs, amounted to $6,172,000.

CNS RESPONSE, INC.

FINANCIAL STATEMENTS
FISCAL YEARS ENDED SEPTEMBER 30, 2006 AND 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
CNS Response, Inc.

We have audited the accompanying balance sheets of CNS Response, Inc. (the "Company") as of September 30, 2006 and 2005, and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNS Response, Inc. at September 30, 2006 and 2005, and the results of its operations and it cash flows for each of the years in the two-year period ended September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's continued operating losses, limited capital and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Cacciamatta Accountancy Corporation

Irvine, California
November 15, 2006

CNS RESPONSE, INC.
BALANCE SHEETS
SEPTEMBER 30, 2006 AND 2005

ASSETS                                                                    2006           2005
                                                                      -----------    -----------
CURRENT ASSETS:
  Cash ............................................................   $   204,900    $   478,400
  Accounts receivable (net of allowance for doubful accounts of
    $4,800 in 2006 and $0 in 2005) ................................        25,400         28,500
    Prepaids ......................................................        67,000           --
                                                                      -----------    -----------
           Total current assets ...................................       297,300        506,900
                                                                      -----------    -----------

OTHER ASSETS:
 Intangible assets (net of accumulated amortization of $538,200
    in 2006 and $458,500 in 2005) .................................        19,900         99,700
  Loans to related parties ........................................       161,100           --
  Other assets (including loans to employees of $14,800 in 2006) ..        15,900          1,100
                                                                      -----------    -----------

TOTAL ASSETS ......................................................   $   494,200    $   607,700
                                                                      ===========    ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable (including $8,000 in 2006 and $198,300 in
    2005 to related parties) ......................................   $   666,100    $   682,600
  Accrued liabilities .............................................       248,700        282,900
  Deferred compensation (including $58,000 in 2006 and
    $1,274,500 in 2005 to related parties) ........................        75,200      1,490,100
  Accrued consulting fees (including $0 in 2006 and $41,100
  in 2005 to related parties) .....................................       136,700        833,200
  Accrued interest (including $414,700 in 2006 and $301,800 in
    2005 to related parties) ......................................     1,156,500      1,002,600
  Note payable to NuPharm Database, LLC ...........................       287,400        287,400
  Convertible promissory notes payable (including $1,768,300 in
    2006 and $1,257,000 in 2005 to related parties) ...............     3,116,700      2,616,700
  Derivative instrument liability .................................          --        1,489,700
                                                                      -----------    -----------
           Total current liabilities ..............................     5,687,300      8,685,200
                                                                      -----------    -----------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 10) ..................          --             --

STOCKHOLDERS' DEFICIT:
  Preferred stock, no par value; authorized, 20,000,000 shares ;
    none outstanding in 2006 and 2005 .............................          --             --
  Common stock, no par value; authorized, 80,000,000 shares;
    issued and outstanding, 7,034,117 in 2006 and 1,200,000 in 2005       712,800         12,000
  Additional paid-in capital ......................................     2,117,200         16,200
  Accumulated deficit .............................................    (8,023,100)    (8,105,700)
                                                                      -----------    -----------
           Total stockholders' deficit ............................    (5,193,100)    (8,077,500)
                                                                      -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .......................   $   494,200    $   607,700
                                                                      ===========    ===========


See accompanying notes to financial statements.

CNS RESPONSE, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 2006 AND 2005


                                                      2006             2005
                                                  ------------     ------------

REVENUES .....................................    $    175,500     $    127,400
                                                  ============     ============
OPERATING EXPENSES:
  Cost of revenues (including amortization
    expense of $79,800 in 2006 and 2005) .....         175,900          165,100
  Research and development ...................          76,700           58,500
  Sales and marketing ........................          36,000           52,900
  General and administrative .................       1,671,100          811,800
                                                  ------------     ------------
           Total operating expenses ..........       1,959,700        1,088,300
                                                  ------------     ------------

OPERATING LOSS ...............................      (1,784,200)        (960,900)
                                                  ------------     ------------

OTHER INCOME (EXPENSE):
Interest expense, net ........................        (390,600)        (330,700)
Gain (loss) on derivative instruments ........       1,178,500         (212,500)
Gain on troubled debt restructuring ..........       1,079,700             --
                                                  ------------     ------------
           Total other income (expense) ......       1,867,600         (543,200)
                                                  ------------     ------------

INCOME (LOSS) BEFORE PROVISION FOR TAXES .....          83,400       (1,504,100)
PROVISION FOR TAXES ..........................             800              800
                                                  ------------     ------------
NET INCOME (LOSS) ............................    $     82,600     $ (1,504,900)
                                                  ============     ============

BASIC NET INCOME (LOSS) PER SHARE ............    $       0.04     $      (1.25)
                                                  ============     ============

DILUTED NET INCOME (LOSS) PER SHARE ..........    $       0.01     $      (1.25)
                                                  ============     ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic ........................................       1,967,226        1,200,000
                                                  ============     ============
Diluted ......................................      32,500,755        1,200,000
                                                  ============     ============


See accompanying notes to financial statements.

CNS RESPONSE, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                                                  Additional
                                                             Common Stock           Paid-in     Accumulated
                                                         Shares       Amount        Capital       Deficit         Total
                                                      -----------   -----------   -----------   -----------    -----------
BALANCE - October 1, 2004 .........................     1,200,000   $    12,000   $    16,200   $(6,600,800)   $(6,572,600)
Net loss for the year ended September 30, 2005 ....          --            --            --      (1,504,900)    (1,504,900)
                                                      -----------   -----------   -----------   -----------    -----------
BALANCE - September 30, 2005 ......................     1,200,000        12,000        16,200    (8,105,700)    (8,077,500)
Reclassification of derivative instrument liability          --            --         343,100          --          343,100
Issuance of stock for settlement of debt ..........     5,834,117       700,800          --            --          700,800
Troubled debt restructured with related parties ...          --            --       1,388,000          --        1,388,000
Fair value of options issued to employees and
  consultants .....................................          --            --         369,900          --          369,900
Net income for the year ended September 30, 2006 ..          --            --            --          82,600         82,600
                                                      -----------   -----------   -----------   -----------    -----------
BALANCE - September 30, 2006 ......................     7,034,117   $   712,800   $ 2,117,200   $(8,023,100)   $(5,193,100)
                                                      ===========   ===========   ===========   ===========    ===========


See accompanying notes to financial statements.

CNS RESPONSE, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                                       2006            2005
                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) .............................................   $    82,600    $(1,504,900)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Amortization of intangible assets ...........................        79,800         79,800
    Allowance for doubtful accounts .............................         4,800           --
    Gain (loss) on derivative instruments .......................    (1,178,500)       212,500
    Gain on troubled debt restructuring .........................    (1,079,700)          --
    Stock-based compensation ....................................       369,900           --
    Warrants issued for marketing costs .........................          --           18,000
    Changes in operating assets and liabilities: ................          --             --
      Accounts receivable .......................................        (1,700)       (10,100)
      Prepaids ..................................................       (67,000)          --
      Other assets ..............................................          --             (800)
      Accounts payable ..........................................       202,700         82,200
      Accrued liabilities .......................................         5,900          3,700
      Deferred compensation .....................................       298,800        297,300
      Accrued consulting ........................................       301,300        265,800
      Accrued interest ..........................................       383,500        323,500
                                                                    -----------    -----------
           Net cash used in operating activities ................      (597,600)      (233,000)
                                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Loans to employees ............................................      (175,900)          --
                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of convertible promissory notes ........       500,000        499,500
                                                                    -----------    -----------
NET INCREASE (DECREASE) IN CASH .................................      (273,500)       266,500
CASH--Beginning of year .........................................       478,400        211,900
                                                                    -----------    -----------
CASH--End of year ...............................................   $   204,900    $   478,400
                                                                    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--
  Cash paid during the period for:
  Interest ......................................................   $      --      $      --
                                                                    ===========    ===========

  Income taxes ..................................................   $       800    $       800
                                                                    ===========    ===========

  Common stock issued for settlement of troubled debt ...........   $   700,800    $      --
                                                                    ===========    ===========


See accompanying notes to financial statements.

CNS RESPONSE, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2006 AND 2005


1.       NATURE OF OPERATIONS

         ORGANIZATION AND NATURE OF OPERATIONS--CNS Response, Inc. (the "Company") was incorporated in California on January 11, 2000. The Company utilizes a patented system that guides psychiatrists and other physicians to determine a proper treatment for patients with mental, behavioral and/or addictive disorders. The Company also intends to identify, develop and commercialize new indications of approved drugs and drug candidates for this patient population.

         GOING CONCERN UNCERTAINTY-The Company has a limited operating history and its operations are subject to certain risks and uncertainties frequently encountered by rapidly evolving markets. These risks include the failure to develop or supply technology or services, the ability to obtain adequate financing, competition within the industry and technology trends.

         To date, the Company has financed its cash requirements primarily from debt financings. It will be necessary for the Company to raise additional funds. The Company's liquidity and capital requirements depend on several factors, including the rate of market acceptance of its services, the ability to expand and retain its customer base, its ability to execute its current business plan and other factors.

         The Company is in the process of offering to sell 7,500,000 Units at $1.35 per unit. Each Unit is comprised of (i) one share of Common Stock and one five year non-callable warrant to purchase three-tenths (3/10) of one share of Common Stock at an exercise price of $2.00 per share. We cannot assure such financing will be available on commercially favorable terms or at all.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION--The financial statements of the Company have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

         USE OF ESTIMATES--The preparation of the financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expense, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, doubtful accounts, intangible assets, income taxes, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

         CASH--The Company deposits its cash with major financial institutions and may at times exceed federally insured limits. The Company believes that the risk of loss is minimal. To date, the Company has not experienced any losses related to cash deposits with financial institutions.

         FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company's short-term financial instruments, including cash, accounts receivable and accounts payable are carried at cost. The cost of the short-term financial instruments approximates fair value due to their relatively short maturities. The carrying value of long-term financial instruments, including notes payable, approximates fair value as the interest rates approximate current market rates of similar debt obligations.

         ACCOUNTS RECEIVABLE--The Company estimates the collectibility of customer receivables on an ongoing basis by reviewing past-due invoices and assessing the current creditworthiness of each customer. Allowances are provided for specific receivables deemed to be at risk for collection.

         INTANGIBLE ASSETS--Intangible assets consist of a purchased database recorded at cost and amortized over an estimated useful life of seven years.

         LONG-LIVED ASSETS--As required by Statement of Financial Accounting Standards ("SFAS") No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, the Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value. No impairment loss was recorded for the years ended September 30, 2006 and 2005.

         REVENUES--The Company recognizes revenue as the related services are delivered.

         RESEARCH AND DEVELOPMENT EXPENSES--The Company charges all research and development expenses to operations as incurred.

         ADVERTISING EXPENSES--The Company charges all advertising expenses to operations as incurred.

         STOCK-BASED  COMPENSATION--The  Company  has  adopted  SFAS  No.  123R,
         SHARE-BASED PAYMENT (revised 2004) and related interpretations which establish the accounting for equity instruments exchanged for employee services. Under SFAS No. 123R, share-based compensation cost is measured at the grant date based on the calculated fair value of the award. The expense is recognized over the employees' requisite service period, generally the vesting period of the award.

         INCOME TAXES--The Company accounts for income taxes to conform to the requirements of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         COMPREHENSIVE INCOME (LOSS) -- SFAS No. 130, REPORTING COMPREHENSIVE INCOME, requires disclosure of all components of comprehensive income
         (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company's comprehensive income (loss) is the same as its reported net income (loss) for the years ended September 30, 2006 and 2005.

         INCOME (LOSS) PER SHARE -- Basic and diluted net income (loss) per share has been computed using the weighted average number of shares of common stock outstanding during the period.

         SEGMENT INFORMATION--The Company uses the management approach for determining which, if any, of its products and services, locations, customers or management structures constitute a reportable business segment. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of any reportable segments. Management uses one measurement of profitability and does not disaggregate its business for internal reporting and therefore operates in a single business segment.


3.       LOANS TO RELATED PARTIES

         In September 2006, the Company loaned certain officers and employees $175,900 under notes bearing interest at 5% per annum, compounded annually, and requiring payment on or after the earlier of (i) the date that is two years following the date of the note, and (ii) a demand by the Company following the date on which the Company has received an aggregate of $5,000,000 from the sale(s) of its capital stock provided the assigned value (as defined) of the stock at the time of the demand is more than $1. Two of the borrowing employees are related parties as they own more than 10% of the common stock of the Company.


4.       TROUBLED   DEBT   RESTRUCTURING--DEFERRED   COMPENSATION   AND  ACCRUED
         CONSULTING FEES

         At September 30, 2005, the Company owed certain employees and consultants deferred compensation, accrued consulting fees, other compensation-related liabilities and accrued interest thereon aggregating $2,480,900. Due to financial difficulties experienced by the Company, in August and September 2006, certain employees and consultants to whom the Company owed an aggregate of $3,199,400 forgave approximately 80% of the debt and accepted 5,834,117 shares of the Company's common stock (of which 182,952 were restricted), and warrants and options to purchase an aggregate of 270,638 shares of the Company's common stock at an exercise price of $0.59 per share in full settlement of the Company's remaining obligations. On the date of transfer, the amounts due to employees and consultants exceeded the aggregate estimated fair value (based on an estimate of $0.12 per share) of the shares, warrants and options transferred by $2,467,700. The gain attributable to employees considered related parties of $1,388,000 has been treated as a capital transaction and included in additional paid-in capital in the accompanying financial statements. The remaining gain of $1,079,700 has been recorded as a gain on troubled debt restructuring in the accompanying financial statements.

5.       NOTES PAYABLE TO NUPHARM DATABASE, LLC

         In connection  with the January 2000 Asset Purchase  Agreement  between the Company and  NuPharm  Database,  LLC  (NuPharm)  providing  for the purchase of a database and the assumption of certain NuPharm liabilities, the Company issued a subordinated note payable to NuPharm in the amount of $299,923 bearing interest at 8% per year and due on March 15, 2004 and a warrant to purchase 2,800,000 shares of the Company's common stock at $0.01 per share. The warrant was not exercised before expiring in 2005.

         In October 2006, the Company and NuPharm agreed to exchange the note for a 5% note in the principal amount of $287,423, representing the outstanding principal at September 30, 2006. The note is due and payable on demand five years from the date of issuance, can be prepaid by the Company at any time without penalties and is convertible into shares of common stock of the Company upon the completion of a financing (as defined) at a price per share of the common stock in the financing. Accrued interest on the original note of $119,700 at September 30, 2006 was forgiven by NuPharm in exchange for the issuance of a new warrant to purchase 2,800,000 shares of the Company's common stock at $0.01 per share. Such warrant was exercised in October 2006.


6.       CONVERTIBLE PROMISSORY NOTES

         The Company has issued convertible promissory notes with detachable warrants from time to time to fund its operations. The notes bear interest at 8% per year, compounded annually, and are payable on demand. The terms of the notes provide for the (i) conversion of principal and accrued interest into the same type of securities issued by the Company upon a qualified institutional financing, the amount of which financing varies between notes and ranges from $1 to $4 million, and (ii) conversion price to be equal to the same price as the shares sold in the financing. The notes provide for an aggregate of $2,196,000 in principal to convert automatically and $920,700 to convert at the note holders' options based upon certain financing requirements (as defined).

         Due to the variable conversion price, the notes were potentially convertible into an unlimited number of common shares. Accordingly, the Company has accounted for the notes under SFAS 133 and EITF 00-19 which require the beneficial conversion feature to be treated as an embedded derivative, recording a liability equal to the estimated fair value of the conversion option. In addition, all non-employee warrants that are exercisable during the period the notes were potentially convertible into an unlimited number of common shares are required to be recorded as liabilities at their fair value. The fair value of the beneficial conversion feature and the warrants were estimated using the Black-Scholes option pricing model. The fair value of the beneficial conversion feature and the warrants and options was recomputed each reporting period with the change in fair value recorded as a gain or loss on derivative instruments.

         In August 2006, the Company amended its Articles of Incorporation whereby the number of authorized shares was increased to 100,000,000, of which 80,000,000 are designated as common shares and 20,000,000 are designated as preferred shares.

         In October 2006, the Company and the note holders agreed to modify the terms of the original agreements such that all convertible notes and related accrued interest were converted into 6,111,848 shares of the Company's preferred shares and to change the exercise price for warrants to purchase 1,134,078 shares of the Company's common stock to $0.59 per share. The preferred shares are convertible into 6,111,848 shares of the Company's common stock.

         Since at September 30, 2006, the number of authorized shares is sufficient to accommodate the conversion of all notes, related accrued interest and outstanding warrants, the Company has reclassified the derivative instrument liability with an estimated fair value of $343,100 to equity in the accompanying financial statements.


7.       STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

         COMMON AND PREFERRED STOCK

         As of September 30, 2006, the Company was authorized to issue 100,000,000 shares of two classes of stock, 80,000,000 of which are designated as common shares and 20,000,000 of which are designated as preferred shares.

         During August and September 2006, the Company issued 5,834,117 shares of its common stock with a fair value of $700,800 in connection with the restructuring of certain debt. See Note 4.

         There are no shares of Preferred Stock outstanding as of September 30, 2006. In October 2006, the Company issued 6,111,848 shares of its preferred shares in connection with the conversion of notes payable. See Note 6.

         STOCK-OPTION PLAN

         On August 3, 2006, the Company adopted the CNS Response, Inc. 2006 Stock Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the issuance of awards in the form of restricted shares, stock options (which may constitute incentive stock options(ISO) or nonstatutory stock options (NSO)), stock appreciation rights and stock unit grants to eligible employees, directors and consultants and is administered by the board of directors. A total of 10 million shares of stock are reserved for issuance under the 2006 Plan. As of September 30, 2006, there were 4,000,403 million options and 183,937 restricted shares outstanding under the 2006 Plan and 5,815,660 shares available for issuance of awards.

         The 2006 Plan provides that in any calendar year, no eligible employee or director shall be granted an award to purchase more than 3 million shares of stock. The option price for each share of stock subject to an option shall be (i) no less than the fair market value of a share of stock on the date the option is granted, if the option is an ISO, or
         (ii) no less than 85% of the fair market value of the stock on the date the option is granted, if the option is a NSO ; provided, however, if the option is an ISO granted to an eligible employee who is a 10% shareholder, the option price for each share of stock subject to such ISO shall be no less than 110% of the fair market value of a share of stock on the date such ISO is granted. Stock options have a maximum term of ten years from the date of grant, except for ISOs granted to an eligible employee who is a 10% shareholder, in which case the maximum term is five years from the date of grant. ISOs may be granted only to eligible employees.

         The Company has adopted SFAS No. 123R (revised 2004), "Share-Based Payment", and related interpretations. Under SFAS No. 123R, share-based compensation cost is measured at the grant date based on the calculated fair value of the award. The Company estimates the fair value of each option on the grant date using the Black-Scholes model. The following assumptions were made in estimating the fair value:

         Dividend yield                          0%

         Risk-free interest rate              5.46%

         Expected volatility                   100%

         Expected life                      5 years

         The expense is recognized over the employees' requisite service period, generally the vesting period of the award. Compensation costs charged to operations in 2006 amounted to $369,900. There were no options issued or outstanding during 2005.

                                                                        Weighted
                                                                        Average
                                                           Number of    Exercise
                                                             Shares      Price
                                                           ---------   ---------

Outstanding at October 1, 2005 .........................        --          --
Granted ................................................   4,000,403   $    0.13
Exercised ..............................................        --          --
Forfeited ..............................................        --          --
                                                           ---------   ---------
Outstanding at September 30, 2006 ......................   4,000,403   $    0.13
                                                           =========   =========

Options exercisable at September 30, 2006 ..............   3,980,403   $    0.13
                                                           =========   =========

Weighted average fair value of options
   granted during 2006 .................................               $    0.09
                                                                       =========


         Following is a summary of the status of options outstanding at September 30, 2006:

                                           Average          Average
     Exercise              Number        Contractual        Exercise
      Price              of Shares          Life            Price
-------------------------------------------------------------------------

      $ 0.12               859,270        10 years          $ 0.12
      $ 0.132            3,112,545        10 years          $ 0.13
      $ 0.59                28,588        10 years          $ 0.59
-------------------------------------------------------------------------

         At September 30, 2006, all of the above options are fully vested, except for 20,000 options at an exercise price of $0.12. Such options vest over 12 months.

         WARRANTS TO PURCHASE COMMON STOCK

         At September 30, 2006, there were warrants outstanding to purchase 3,113,110 shares of the Company's common stock at exercise prices ranging from $0.01 to $0.59 with a weighted average exercise price of $0.28. The warrants expire at various times through 2016.

         As described in Note 6, these warrants were initially recorded as a liability at their fair value. Fair value was computed using the Black-Scholes pricing model at each reporting period with the change in fair value recorded as a gain or loss on derivative instruments. For the year ended September 30, 2006, the Company recorded a gain on derivative instruments amounting to $1,178,500. For the year ended September 30, 2005, the Company recorded a loss on derivative instruments of $212,500. As of September 30, 2006, the warrants were reclassified to equity since the number of authorized shares was increased to accommodate the exercise of all warrants and settlement of warrants was within the control of the Company.


8.       INCOME TAXES

         The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. We provide a valuation allowance to reduce our deferred tax assets to their estimated realizable value.

         Reconciliations of the provision (benefit) for income taxes to the amount compiled by applying the statutory federal income tax rate to profit (loss) before income taxes is as follows for each of the years ended September 30:

                                                       2006            2005
                                                       ----            ----

Federal income tax (benefit) at statuatory
   rates                                                 34%            (34%)
Non-recognizable (gains) losses from
   derivative instruments                              (483%)             5%
Gain from troubled debt restructured with
   related parties                                      566%              0%
Change in valuation allowance                          (117%)            29%
State income taxes                                        1%              0%
Income tax provision                                      1%              0%

         Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of deferred taxes relate to the following at September 30, 2006 and 2005:

                                                         2006           2005
                                                     -----------    -----------
Deferred income tax assets:
  Net operating loss carryforward ................   $ 1,851,000    $ 1,054,300
  Deferred interest, consulting and compensation
     liabilities .................................       462,500      1,410,100
  Amortization ...................................       215,400        183,400
                                                     -----------    -----------
                                                       2,528,900      2,647,800
Deferred income tax liabilities--other ...........       (34,600)       (81,300)
Deferred income tax asset--net before valuation
                                                     -----------    -----------
  allowance ......................................     2,494,300      2,566,500
Valuation allowance ..............................    (2,494,300)    (2,566,500)
                                                     -----------    -----------
Deferred income tax asset--net ...................   $      --      $      --
                                                     ===========    ===========


         Current and non-current deferred taxes have been recorded on a net basis in the accompanying balance sheet. As of September 30, 2006 we have net operating loss carryforwards of approximately $4,627,600. The net operating loss carryforwards expire by 2026. Utilization of net operating losses and capital loss carryforwards may be subject to the limitations imposed by Section 382 of the Internal Revenue Code. The
         Company has placed a valuation allowance against the deferred tax assets in excess of deferred tax liabilities due to the uncertainty surrounding the realization of such excess tax assets. Management periodically evaluates the recoverability of the deferred tax assets and the level of the valuation allowance. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced accordingly.


9.       EARNINGS PER SHARE

         In accordance with SFAS 128, "Computation of Earnings Per Share," basic net income (loss) per share is computed by dividing the net income
         (loss) to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. The number of dilutive common equivalent shares for the year ended September 30, 2006 has been determined in accordance with the treasury-stock method. For the year ended September 30, 2005, the Company has excluded all common equivalent shares from the calculation of diluted net loss per share as such securities are anti-dilutive.

         A summary of the net income (loss) and shares used to compute net income (loss) per share is as follows:

                                                                       2006            2005
                                                                  -------------   -------------
Net income (loss) for computation of basic net income (loss)
  per share ...................................................   $      82,600   $  (1,504,900)
Add interest expense relating to convertible debt .............         297,800            --
                                                                  -------------   -------------
Net income (loss) for computation of dilutive net income (loss)
  per share ...................................................   $     380,400   $  (1,504,900)

Basic net income (loss) per share .............................   $        0.04   $       (1.25)
                                                                  =============   =============

Diluted net income (loss) per share ...........................   $        0.01   $       (1.25)
                                                                  =============   =============

Basic weighted average shares outstanding .....................       1,967,226       1,200,000
Dilutive common equivalent shares .............................      30,533,528            --
                                                                  -------------   -------------
Diluted weighted average common shares ........................      32,500,755       1,200,000
                                                                  =============   =============
Anti-dilutive common equivalent shares not included in the
  computation of dilutive net loss per share:
     Convertible debt .........................................            --       323,086,919
     Warrants .................................................       1,162,705       2,496,063
     Options ..................................................       3,112,145


10.      COMMITMENTS AND CONTINGENT LIABILITIES

         LITIGATION--The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. The Company believes that although there can be no assurances as to the disposition of the proceedings, based upon information available to the Company at this time, the expected outcome of these matters would not have a material impact on the Company's results of operations or financial condition.

         RENT EXPENSE--The Company leases its headquarters under an operating lease expiring in April 2007 and requiring monthly rentals of $3,000. Total rental expense for the year ended September 30, 2006 and 2005 was $8,300 and $7,600, respectively.


11.      SIGNIFICANT CUSTOMERS

         For the period ended September 30, 2006, five customers accounted for 75% of the Company's revenue and 29% of accounts receivable at September 30, 2006.


12.      RELATED PARTY TRANSACTIONS

         Convertible promissory notes to related parties amounted to $1,768,300 and $1,257,000 at September 30, 2006 and 2005, respectively. Accrued interest to related parties amounted to $414,300 and $301,800 at September 30, 2006 and 2005, respectively. Interest expense to related parties amounted to $112,900 and $76,300 for the years ended September 30, 2006 and 2005, respectively.

         Consulting expenses to a director amounted to $10,000 and $40,000 for the years ended September 30, 2006 and 2005, respectively.

         As described in Note 4, in August 2006 the Company and two of its employees, who are significant shareholders, entered into an agreement whereby the two employees received 4,362,652 shares of the Company's common stock, warrants to purchase 242,050 shares of the Company's common stock at $0.59 per share and options to purchase 28,588 shares of the Company's common stock at $0.59 per share in full settlement of debt aggregating $1,943,100. On the date of transfer, the amounts due to employees exceeded the aggregate fair value (based on an estimate of $0.12 per share) of the shares, warrants and options transferred by $1,388,000. The gain has been treated as a capital transaction and included in additional paid-in capital in the accompanying financial statements.


13.      SUBSEQUENT EVENTS

         In October 2006, NuPharm (see Note 5) exercised the warrant to purchase 2,800,000 shares of the Company's common stock at a price of $0.01 per share.

         In October, 2006, the Company sold 1,905,505 Units in a private financing resulting in net proceeds of $1,924,560. Each Unit consists of one share of Series B Preferred Stock and 5-year warrants to purchase .6 shares of the Company's common stock at $1.51 per share. Holders of the Series B Preferred Stock will be entitled to receive non-cumulative dividends at an annual rate of 4% when, as and if declared by the Board. Each share of the Series B Preferred Stock initially converts into one share of the Company's Common Stock at any time at the option of the holder. However, each share of Series B Preferred Stock will automatically convert into Common Stock at the then applicable conversion rate in the event of (i) the sale of $5,000,000 or more of Common Stock or units consisting of Common Stock and warrants in one or more related transactions; (ii) the closing of an underwritten public offering with a price equal or greater than $1.21 per share and net proceeds to the Company of not less than $5,000,000, or (iii) upon the written consent of the holders of the majority of the Series A Preferred (see below) in the case of conversion of the Series A Preferred or the Series B Preferred in the case of conversion of the Series B Preferred.

         In October 2006, the Company and the note holders of certain of the convertible promissory notes described in Note 6 converted promissory notes with an aggregate outstanding balance of $3,061,700 and related accrued and unpaid interest of $1,005,300 at September 30, 2006 into 5,993,515 shares of the Company's Series A Preferred Stock. In addition, the exercise price of warrants to purchase 1,062,116 shares of the Company's common stock was changed to $0.59 per share. The preferred shares are convertible into 5,993,515 shares of the Company's common stock.